UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2019

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2019, Symantec Corporation (the “Company”) announced that its Board of Directors (the “Board”) appointed Sue Barsamian and Richard S. “Rick” Hill as members of the Board, effective January 7, 2019.

Ms. Barsamian previously served as the Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International Newbury, UK from September 2017 through April 2018 and as the Executive Vice President, Chief Sales and Marketing Officer, HPE Software at Hewlett Packard Enterprise from November 2016 to September 2017. From 2006 to November 2016, Ms. Barsamian served in various executive roles at Hewlett Packard including SVP and GM of Enterprise Security Products, the company’s cybersecurity portfolio and SVP of Worldwide Indirect Sales. Prior to joining Hewlett Packard, Ms. Barsamian was Vice President, Global Go-to-Market at Mercury Interactive Corporation and held various leadership positions at Critical Path, Inc. and Verity, Inc. Ms. Barsamian serves on the board of directors of Box, Inc. She received a Bachelor of Science degree in Electrical Engineering from Kansas State University and completed her post-graduate studies at the Swiss Federal Institute of Technology.

Mr. Hill has served as Chairman of the board of directors of Marvell Technology Group Ltd., a semiconductor company, since May 2016 and as a member of the boards of directors of Arrow Electronics, Inc., an electronic components and enterprise computing solutions company, since 2006, Cabot Microelectronics Corporation, a chemical mechanical planarization supplier, since June 2012, and Xperi, an electronic devices development company, since August 2012 and as its Chairman since March 2013. Previously, Mr. Hill served on the boards of directors of several technology companies, including Autodesk, Inc. from March 2016 to June 2018, Yahoo! Inc. from April 2016 to June 2017, Planar Systems, Inc. from June 2013 to December 2015 and LSI Corporation from 2007 to May 2014. Mr. Hill received a Bachelor of Science degree in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

Ms. Barsamian and Mr. Hill were appointed pursuant to the provisions of the Company’s agreement with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), dated September 16, 2018, as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2018, which is hereby incorporated herein by this reference. Effective upon his appointment to the Board, Mr. Hill has also been appointed as a member of the Board’s Audit Committee.

Ms. Barsamian and Mr. Hill will receive a pro-rated portion of the annual cash and equity retainer that is part of the standard compensation received by the Company’s non-employee directors for service on the Board and committees thereof. In addition, Ms. Barsamian and Mr. Hill will each enter into an Indemnification Agreement with the Company, on substantially the terms contained in the Company’s standard form previously filed with the SEC, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.

A copy of the Company’s press release announcing these developments is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press Release dated January 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: January 8, 2019	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary